Exhibit (a)(1)(C)

LETTER OF TRANSMITTAL

to Tender Shares of 7% Series A Cumulative Redeemable Preferred Stock

of

BRE Select Hotels Corp

at $1.20 Net Per Share in Cash

Pursuant to the Offer to Purchase dated July 15, 2013

By

BRE Select Hotels Holdings LP

The undersigned represents that I (we) have full authority to surrender without restriction the Preferred Shares listed below. The surrender of the shares of 7% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), of BRE Select Hotels Corp (the “Company”) tendered pursuant this Letter of Transmittal is being made at a price of $1.20 per share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 15, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”) of BRE Select Hotels Holdings LP (“BRE Holdings”).

THE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 10, 2013, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).

METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL IS AT THE ELECTION AND RISK OF THE PERSON TENDERING AND DELIVERING THIS LETTER OF TRANSMITTAL.

Mail or deliver this Letter of Transmittal to:

If delivering by mail, hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attention: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Pursuant to the offer of BRE Holdings to purchase all outstanding Preferred Shares, the undersigned hereby tenders the following Preferred Shares:

DESCRIPTION OF PREFERRED SHARES TENDERED
Name(s) and Address(es) of Owner(s)	Number of Preferred Shares Tendered
	Total Number of Preferred Shares Tendered	(Fill in number of Preferred Shares tendered here)**
** If left blank and no number is specified, it will be assumed that all Preferred Shares held by the undersigned are being tendered hereby.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC.

You have received this Letter of Transmittal in connection with the offer of BRE Select Hotels Holdings LP, a Delaware limited partnership (“BRE Holdings”), to purchase all of the outstanding shares of 7% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), of BRE Select Hotels Corp, a Delaware corporation (the “Company”), at a price of $1.20 per Preferred Share, net to the seller in cash, without interest and less any applicable withholding taxes, as described in the Offer to Purchase, dated July 15, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”).

BRE Holdings is not aware of any jurisdiction in which the making of the Offer is not in compliance with applicable law. If BRE Holdings becomes aware of any jurisdiction in which the making of the Offer or the acceptance of Preferred Shares pursuant to the Offer would not be in compliance with applicable law, it will make a good faith effort to comply with the applicable law. If, after such good faith effort, BRE Holdings cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Preferred Shares residing in such jurisdiction.

You should use this Letter of Transmittal to deliver Preferred Shares for tender. This Letter of Transmittal (or a manually signed photocopy), properly completed and duly executed, must be received by American Stock Transfer & Trust Company, LLC (the “Depositary”) at the address set forth above prior to the Expiration Time.

THIS LETTER OF TRANSMITTAL MUST BE SENT ONLY TO THE DEPOSITARY. DELIVERY OF THIS LETTER OF TRANSMITTAL TO BRE HOLDINGS OR THE COMPANY WILL NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to BRE Select Hotels Holdings LP, a Delaware limited partnership (“BRE Holdings”), the above-described shares of 7% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), of BRE Select Hotels Corp, a Delaware corporation (the “Company”), at a price of $1.20 per share, net to the seller in cash, without interest and less any applicable withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Offer to Purchase, as it may be amended or supplemented from time to time, the “Offer”). The undersigned understands that BRE Holdings reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase all or any portion of the Preferred Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve BRE Holdings from its obligations under the Offer and will in no way prejudice the rights of the undersigned to receive payment for his, her or its Preferred Shares validly tendered and accepted for payment pursuant to the Offer.

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment) and subject to, and effective upon, the acceptance for payment and payment for the Preferred Shares validly tendered hereby, and not validly withdrawn prior to the Expiration Time, the undersigned hereby sells, assigns and transfers to, or upon the order of, BRE Holdings all right, title and interest in and to all of the Preferred Shares being tendered hereby (and any and all other Preferred Shares or other securities issued or issuable in respect thereof on or after July 15, 2013). In addition, the undersigned hereby irrevocably appoints American Stock Transfer & Trust Company, LLC (the “Depositary”) the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Preferred Shares (and all such other Preferred Shares or securities) with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power coupled with an interest) to the full extent of such holder’s rights with respect to such Preferred Shares (and all such other Preferred Shares or securities) (a) to transfer ownership of such Preferred Shares (and all such other Preferred Shares or securities) to, or upon the order of, BRE Holdings, (b) to present such Preferred Shares (and all such other Preferred Shares or securities) for transfer on the books of the Company, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares (and all such other Preferred Shares or securities), all in accordance with the terms and subject to the conditions of the Offer (with full knowledge that the Depositary also acts as the agent of BRE Holdings).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares (and any and all other Preferred Shares or other securities issued or issuable in respect thereof on or after July 15, 2013) and, when the same are accepted for payment by BRE Holdings, BRE Holdings will acquire good and marketable title thereto, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the owner of the Preferred Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or BRE Holdings to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares (and all such other Preferred Shares or securities). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of BRE Holdings any and all other Preferred Shares or other securities issued or issuable on or after July 15, 2013 in respect of the Preferred Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, BRE Holdings shall be entitled to all rights and privileges as owner of any such other Preferred Shares or securities and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by BRE Holdings in its sole discretion.

It is understood that the undersigned will not receive payment for the Preferred Shares unless and until the Preferred Shares are accepted for payment.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL IS AT THE ELECTION AND RISK OF THE UNDERSIGNED, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT STOCKHOLDERS USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable. See also “The Offer—Withdrawal Rights” in the Offer to Purchase.

The undersigned understands that the acceptance for payment by BRE Holdings of Preferred Shares tendered pursuant to one of the procedures described under the heading “The Offer—Procedures for Tendering” in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and BRE Holdings upon the terms and subject to the conditions of the Offer. Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is state in this Letter of Transmittal. The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, BRE Holdings may not be required to accept for payment any of the Preferred Shares tendered hereby.

IMPORTANT—SIGN HERE

(Signature(s) of Stockholder(s))

Dated:            , 2013

(Must be signed by owner(s) exactly as name(s) appear(s) in the box titled “Description of Preferred Shares Tendered.” If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders of Preferred Shares. A manually executed photocopy of this Letter of Transmittal may be used in lieu of the original. This Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, must be received by the Depositary at its address set forth herein prior to the Expiration Time. Please do not send your Letter of Transmittal to BRE Holdings or the Company.

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL IS AT THE ELECTION AND RISK OF THE UNDERSIGNED, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

BRE Holdings is not obligated and does not intend to accept any alternative, conditional or contingent tenders or tenders of fractional Preferred Shares. All tendering stockholders, by execution of this Letter of Transmittal (or photocopy thereof), waive any right to receive any notice of the acceptance of their Preferred Shares for payment.

All questions as to validity, form and eligibility (including time of receipt) of any tender of any Preferred Share hereunder, including questions as to the proper completion or execution of any Letter of Transmittal, will be determined by BRE Holdings in its sole and absolute discretion (which may delegate power in whole or in part to the Depositary) which determination will be final and binding. BRE Holdings reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which or payment for which may be unlawful. BRE Holdings also reserves the absolute right to waive any defect or irregularity in the tender of any Preferred Shares whether or not similar defects or irregularities are waived in the case of any other stockholder. A tender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. None of BRE Holdings, the Company, the Depositary or any other person will be under any duty to give notification of any defects or irregularities in any Letter of Transmittal submitted to the Depositary, nor will any of them incur any liability for failure to give any such notification.

2. Signatures on Letter of Transmittal. If this Letter of Transmittal is signed by the owner(s) of the Preferred Shares tendered hereby, the signature(s) must correspond with the name(s) as written in the box titled “Description of Preferred Shares Tendered.” If any Preferred Shares tendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Preferred Shares are held in the names of different owner(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies thereof) as there are different owners of such Preferred Shares. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to BRE Holdings of their authority so to act must be submitted.

3. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Depositary at its address and telephone number set forth in this Letter of Transmittal. Additional copies of the Offer to Purchase, this Letter of Transmittal and other tender offer materials may be obtained from the Depositary as set forth in this Letter of Transmittal.

4. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by BRE Holdings in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED PHOTOCOPY), PROPERLY COMPLETED AND DULY EXECUTED, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME.

The Depositary for the Offer to Purchase is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance may be directed to the Depositary at the telephone number and location listed in this Letter of Transmittal. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Depositary at its respective telephone number and location listed in this Letter of Transmittal.